Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated September 21, 2005 and	Registration No. 333-126811
Prospectus Supplement dated November 1, 2006)	May 24, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: May 31, 2007

•	Initial valuation date: May 24, 2007

•	Final valuation date: May 23, 2008

•	Maturity date: May 29, 2008

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 5.17%

Put premium: The coupon rate minus the deposit income.

•	Business day convention: Modified following.

•	Settlement: DTC; global notes.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Apple Computer, Inc.	$110.69	FWP-7	AAPL	$3,000,000	10.000%	75.00%	97.750%	$2,932,500	2.25%	$67,500	E-537	06738C 2N8 / US06738C2N80
Arch Coal, Inc.	$40.56	FWP-9	ACI	$3,000,000	10.000%	70.00%	97.500%	$2,925,000	2.50%	$75,000	E-538	06738C 2P3/ US06738C2P39
Best Buy Co., Inc.	$46.67	FWP-11	BBY	$3,000,000	9.000%	80.00%	97.500%	$2,925,000	2.50%	$75,000	E-539	06738C 2Q1 / US06738C2Q12
Peabody Energy Corporation	$52.94	FWP-13	BTU	$4,000,000	10.000%	75.00%	97.500%	$3,900,000	2.50%	$100,000	E-540	06738C 2R9/ US06738C2R94
Consol Energy Inc.	$47.03	FWP-15	CNX	$1,500,000	10.750%	75.00%	97.500%	$1,462,500	2.50%	$37,500	E-541	06738C 2S7/ US06738C2S77
E*TRADE Financial Corporation	$22.63	FWP-17	ETFC	$1,500,000	9.000%	80.00%	97.500%	$1,462,500	2.50%	$37,500	E-542	06738C 2T5 / US06738C2T50
F5 Networks, Inc.	$75.99	FWP-19	FFIV	$1,000,000	11.000%	75.00%	97.500%	$975,000	2.50%	$25,000	E-543	06738C 2U2/ US06738C2U24
Frontier Oil Corporation	$37.13	FWP-21	FTO	$1,500,000	10.750%	75.00%	97.500%	$1,462,500	2.50%	$37,500	E-544	06738C 2V0/ US06738C2V07
Intel Corporation	$21.97	FWP-23	INTC	$2,000,000	9.250%	85.00%	97.500%	$1,950,000	2.50%	$50,000	E-545	06738C 2W8/ US06738C2W89
Joy Global Inc.	$50.64	FWP-25	JOYG	$1,500,000	11.750%	75.00%	97.500%	$1,462,500	2.50%	$37,500	E-546	06738C 2X6 / US06738C2X62
Nordstrom, Inc.	$51.57	FWP-27	JWN	$2,000,000	8.750%	80.00%	97.500%	$1,950,000	2.50%	$50,000	E-547	06738C 2Y4/ US06738C2Y46
Lyondell Chemical Company	$35.90	FWP-29	LYO	$2,000,000	10.000%	80.00%	97.500%	$1,950,000	2.50%	$50,000	E-548	06738C 2Z1/ US06738C2Z11
Monsanto Company	$59.82	FWP-31	MON	$1,500,000	9.000%	85.00%	97.500%	$1,462,500	2.50%	$37,500	E-549	06738C 3A5/ US06738C3A50
Murphy Oil Corporation	$58.31	FWP-33	MUR	$1,500,000	9.000%	80.00%	97.500%	$1,462,500	2.50%	$37,500	E-550	06738C 3B3/ US06738C3B34
The Nasdaq Stock Market, Inc.	$33.98	FWP-35	NDAQ	$2,500,000	10.250%	75.00%	97.500%	$2,437,500	2.50%	$62,500	E-551	06738C 3C1/ US06738C3C17
Netflix, Inc.	$22.54	FWP-37	NFLX	$2,000,000	11.000%	70.00%	97.500%	$1,950,000	2.50%	$50,000	E-552	06738C 3D9/ US06738C3D99
National Oilwell Varco, Inc.	$89.21	FWP-39	NOV	$1,000,000	9.250%	75.00%	97.500%	$975,000	2.50%	$25,000	E-553	06738C 3E7/ US06738C3E72
Rowan Companies, Inc.	$37.55	FWP-41	RDC	$1,000,000	9.250%	80.00%	97.500%	$975,000	2.50%	$25,000	E-554	06738C 3F4/ US06738C3F48
Research In Motion Limited	$159.89	FWP-43	RIMM	$1,500,000	10.350%	70.00%	97.500%	$1,462,500	2.50%	$37,500	E-555	06738C 3G2/ US06738C3G21
Schlumberger N.V. (Schlumberger Limited)	$78.85	FWP-45	SLB	$2,500,000	9.500%	80.00%	97.500%	$2,437,500	2.50%	$62,500	E-556	06738C 3H0/ US06738C3H04
SanDisk Corporation	$42.00	FWP-47	SNDK	$2,500,000	10.500%	75.00%	97.500%	$2,437,500	2.50%	$62,500	E-557	06738C 3J6/ US06738C3J69
Urban Outfitters, Inc.	$24.77	FWP-49	URBN	$2,000,000	11.000%	75.00%	97.500%	$1,950,000	2.50%	$50,000	E-558	06738C 3K3/ US06738C3K33

*	Annualized Rate

See “ Risk Factors” in this pricing supplement and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities, That Contain Equity Securities or That Are Based in Part on Equity Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•	For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Securities or ‘Linked Shares’—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”; and

•	For a description of further adjustments that may affect the linked share, see “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about the issue date indicated on the cover of this pricing supplement, which is the fourth business day following the initial valuation date (this settlement cycle being referred to as “T+4”). See “Plan of Distribution” in the prospectus supplement.

Apple Computer, Inc.

According to publicly available information, Apple Computer, Inc. (the “Company”) was incorporated under the laws of the State of California on January 3, 1977. The Company designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. The Company also designs, develops, and markets a line of portable digital music players along with related accessories and services, including the online sale of third-party audio and video products. The Company’s products and services include the Macintosh® line of desktop and portable computers, the Mac OS® X operating system, the iPod® line of portable digital music players, the iTunes Store®, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, a portfolio of consumer and professional software applications, a variety of other service and support offerings, and the Xserve® and Xserve RAID server and storage products. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh and iPod compatible products including application software, printers, storage devices, speakers, headphones, and various other accessories and supplies through its online and retail stores. The Company sells to education, consumer, creative professional, business, and government customers.

The linked share’s SEC file number is 000-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$13.56	$9.38	$11.63
September 28, 2001	$12.61	$7.34	$7.76
December 31, 2001	$12.02	$7.42	$10.95
March 29, 2002	$12.99	$10.13	$11.84
June 28, 2002	$13.09	$7.99	$8.86
September 30, 2002	$9.40	$6.90	$7.25
December 31, 2002	$8.69	$6.68	$7.17
March 31, 2003	$7.69	$6.78	$7.07
June 30, 2003	$9.85	$6.36	$9.56
September 30, 2003	$11.66	$9.26	$10.32
December 31, 2003	$12.50	$9.63	$10.69
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
May 24, 2007*	$114.99	$89.60	$110.69

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 24, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $110.69

Protection level: 75.00%

Protection price: $83.02

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.034240

Coupon: 10.00% per annum

Maturity: May 29, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	N/A	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2006, we operated 21 active mines located in each of the three major low sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to producers of electric power, steel producers and industrial facilities. The Company focuses on mining, processing and marketing bituminous and sub-bituminous coal with low sulfur content. At December 31, 2006, the Company estimates that its proven and probable coal reserves had an average heat value of approximately 9,924 Btu’s and an average sulfur content of approximately 0.60%. Because of these characteristics, the Company estimate that is approximately 79.8% of their proven and probable coal reserves consists of compliance coal. The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$19.13	$10.60	$12.94
September 28, 2001	$13.75	$7.03	$7.80
December 31, 2001	$11.91	$7.67	$11.35
March 29, 2002	$12.04	$8.90	$10.69
June 28, 2002	$12.60	$10.03	$11.36
September 30, 2002	$11.36	$7.15	$8.28
December 31, 2002	$11.50	$7.17	$10.80
March 31, 2003	$11.25	$8.08	$9.51
June 30, 2003	$12.28	$8.59	$11.49
September 30, 2003	$11.80	$9.56	$11.11
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
May 24, 2007*	$41.85	$30.33	$40.56

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 24, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $40.56

Protection level: 70.00%

Protection price: $28.39

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.654832

Coupon: 10.00% per annum

Maturity: May 29, 2008

Dividend yield: 0.59% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.59%
+ 90%	10.00%		90.59%
+ 80%	10.00%		80.59%
+ 70%	10.00%		70.59%
+ 60%	10.00%		60.59%
+ 50%	10.00%		50.59%
+ 40%	10.00%		40.59%
+ 30%	10.00%		30.59%
+ 20%	10.00%		20.59%
+ 10%	10.00%		10.59%
+ 5%	10.00%		5.59%

0%	10.00%		0.59%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.41%
- 10%	10.00%	0.00%	-9.41%
- 20%	10.00%	-10.00%	-19.41%
- 30%	10.00%	-20.00%	-29.41%
- 40%	N/A	-30.00%	-39.41%
- 50%	N/A	-40.00%	-49.41%
- 60%	N/A	-50.00%	-59.41%
- 70%	N/A	-60.00%	-69.41%
- 80%	N/A	-70.00%	-79.41%
- 90%	N/A	-80.00%	-89.41%
- 100%	N/A	-90.00%	-99.41%

Best Buy Co., Inc.

According to publicly available information, Best Buy Co., Inc. (the “Company”) is a specialty retailer of consumer electronics, home-office products, entertainment software, appliances and related services. The Company operates two reportable segments: Domestic and International. The Domestic segment is comprised of all U.S. store and online operations, including Best Buy, Geek Squad, Magnolia Audio Video and Pacific Sales Kitchen and Bath Centers (Pacific Sales). The International segment is comprised of all Canada store and online operations, including Best Buy, Future Shop and Geek Squad, as well as all China store and online operations, including Jiangsu Five Star Appliance Co., Ltd. (Five Star) and the Company’s first Best Buy China store, which opened in Shanghai on December 28, 2006.

The linked share’s SEC file number is 001-09595.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$29.13	$15.40	$28.23
September 28, 2001	$31.07	$17.79	$20.20
December 31, 2001	$33.42	$18.93	$33.10
March 29, 2002	$35.83	$29.02	$35.20
June 28, 2002	$35.44	$22.35	$24.20
September 30, 2002	$24.85	$12.33	$14.87
December 31, 2002	$20.20	$11.33	$16.10
March 31, 2003	$20.82	$15.77	$17.98
June 30, 2003	$29.95	$17.05	$29.28
September 30, 2003	$36.07	$26.43	$31.68
December 31, 2003	$41.73	$31.63	$34.83
March 31, 2004	$36.69	$30.10	$34.48
June 30, 2004	$37.47	$32.69	$33.83
September 30, 2004	$36.67	$29.25	$36.16
December 31, 2004	$41.47	$35.83	$39.61
March 31, 2005	$40.45	$33.91	$36.01
June 30, 2005	$46.90	$31.99	$45.70
September 30, 2005	$53.13	$40.40	$43.53
December 30, 2005	$51.15	$40.67	$43.48
March 31, 2006	$57.69	$43.32	$55.93
June 30, 2006	$59.50	$48.70	$54.84
September 29, 2006	$56.12	$43.51	$53.56
December 29, 2006	$58.49	$46.95	$49.19
March 30, 2007	$51.80	$45.08	$48.72
May 24, 2007*	$49.92	$45.50	$46.67

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 24, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BBY

Initial price: $46.67

Protection level: 80.00%

Protection price: $37.34

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.427041

Coupon: 9.00% per annum

Maturity: May 29, 2008

Dividend yield: 0.81% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.81%
+ 90%	9.00%		90.81%
+ 80%	9.00%		80.81%
+ 70%	9.00%		70.81%
+ 60%	9.00%		60.81%
+ 50%	9.00%		50.81%
+ 40%	9.00%		40.81%
+ 30%	9.00%		30.81%
+ 20%	9.00%		20.81%
+ 10%	9.00%		10.81%
+ 5%	9.00%		5.81%

0%	9.00%		0.81%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.19%
- 10%	9.00%	-1.00%	-9.19%
- 20%	9.00%	-11.00%	-19.19%
- 30%	N/A	-21.00%	-29.19%
- 40%	N/A	-31.00%	-39.19%
- 50%	N/A	-41.00%	-49.19%
- 60%	N/A	-51.00%	-59.19%
- 70%	N/A	-61.00%	-69.19%
- 80%	N/A	-71.00%	-79.19%
- 90%	N/A	-81.00%	-89.19%
- 100%	N/A	-91.00%	-99.19%

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2006, it had 10.2 billion tons of proven and probable coal reserves. In addition to its mining operations, the Company markets, brokers and trades coal. The Company’s total tons traded were 79.1 million for the year ended December 31, 2006. In response to growing international markets, the Company established an international trading group in 2006 and added another operations office in Europe in early 2007. The Company also has a business development, sales and marketing office in Beijing, China to pursue potential long-term growth opportunities in that market. Other energy related commercial activities include the development of mine-mouth coal-fueled generating plants, the management of its coal reserve and real estate holdings, coalbed methane production, and BTU Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$9.50	$6.50	$8.19
September 28, 2001	$8.00	$5.55	$6.03
December 31, 2001	$8.00	$5.78	$7.05
March 29, 2002	$7.51	$5.81	$7.24
June 28, 2002	$7.69	$6.54	$7.08
September 30, 2002	$7.07	$4.38	$6.38
December 31, 2002	$7.32	$5.66	$7.31
March 31, 2003	$7.40	$6.13	$6.97
June 30, 2003	$8.78	$6.68	$8.40
September 30, 2003	$8.41	$7.15	$7.84
December 31, 2003	$10.75	$7.84	$10.43
March 31, 2004	$12.65	$9.11	$11.63
June 30, 2004	$14.00	$10.44	$14.00
September 30, 2004	$15.11	$12.69	$14.88
December 31, 2004	$21.70	$13.51	$20.23
March 31, 2005	$25.45	$18.37	$23.18
June 30, 2005	$28.23	$19.68	$26.02
September 30, 2005	$43.01	$26.01	$42.18
December 30, 2005	$43.47	$35.35	$41.21
March 31, 2006	$52.50	$41.24	$50.41
June 30, 2006	$76.29	$46.82	$55.75
September 29, 2006	$59.81	$32.95	$36.78
December 29, 2006	$48.59	$34.05	$40.41
March 30, 2007	$44.60	$36.20	$40.24
May 24, 2007*	$55.24	$39.96	$52.94

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 24, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $52.94

Protection level: 75.00%

Protection price: $39.71

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.889309

Coupon: 10.00% per annum

Maturity: May 29, 2008

Dividend yield: 0.45% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.45%
+ 90%	10.00%		90.45%
+ 80%	10.00%		80.45%
+ 70%	10.00%		70.45%
+ 60%	10.00%		60.45%
+ 50%	10.00%		50.45%
+ 40%	10.00%		40.45%
+ 30%	10.00%		30.45%
+ 20%	10.00%		20.45%
+ 10%	10.00%		10.45%
+ 5%	10.00%		5.45%

0%	10.00%		0.45%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.55%
- 10%	10.00%	0.00%	-9.55%
- 20%	10.00%	-10.00%	-19.55%
- 30%	N/A	-20.00%	-29.55%
- 40%	N/A	-30.00%	-39.55%
- 50%	N/A	-40.00%	-49.55%
- 60%	N/A	-50.00%	-59.55%
- 70%	N/A	-60.00%	-69.55%
- 80%	N/A	-70.00%	-79.55%
- 90%	N/A	-80.00%	-89.55%
- 100%	N/A	-90.00%	-99.55%

Consol Energy Inc.

According to publicly available information, Consol Energy Inc. (“the Company”) is a multi-fuel energy producer and energy services provider primarily serving the electric power generation industry in the United States. That industry generates approximately two-thirds of its output by burning coal or gas, the two fuels the Company produces. During the year ended December 31, 2006, the Company produced high-Btu bituminous coal from 17 mining complexes in the United States, including a fully consolidated, 49% owned, variable interest entity. The Company is the majority shareholder (81.5%) of CNX Gas Corporation. CNX Gas produces pipeline-quality coalbed methane gas from the Company’s coal properties in Pennsylvania, Virginia and West Virginia and oil and gas from properties in Tennessee and Virginia.

The linked share’s SEC file number is 001-14901.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$21.24	$12.50	$12.65
September 28, 2001	$14.25	$9.15	$10.72
December 31, 2001	$14.23	$10.71	$12.42
March 29, 2002	$13.75	$10.60	$13.13
June 28, 2002	$14.16	$10.63	$10.63
September 30, 2002	$10.77	$4.91	$6.33
December 31, 2002	$8.95	$5.33	$8.64
March 31, 2003	$9.01	$7.28	$8.27
June 30, 2003	$12.31	$7.83	$11.37
September 30, 2003	$11.48	$9.09	$9.29
December 31, 2003	$13.40	$9.34	$12.95
March 31, 2004	$14.25	$10.12	$13.40
June 30, 2004	$18.37	$12.43	$18.00
September 30, 2004	$19.63	$14.92	$17.45
December 31, 2004	$21.95	$16.06	$20.53
March 31, 2005	$24.63	$18.58	$23.51
June 30, 2005	$27.50	$20.78	$26.79
September 30, 2005	$38.73	$26.90	$38.14
December 30, 2005	$39.87	$26.81	$32.59
March 31, 2006	$37.67	$30.00	$37.08
June 30, 2006	$49.09	$35.12	$46.72
September 29, 2006	$48.90	$28.10	$31.73
December 29, 2006	$38.71	$28.69	$32.13
March 30, 2007	$39.65	$29.15	$39.13
May 24, 2007*	$49.49	$38.89	$47.03

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 24, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CNX

Initial price: $47.03

Protection level: 75.00%

Protection price: $35.27

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.263024

Coupon: 10.75% per annum

Maturity: May 29, 2008

Dividend yield: 0.60% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.75%		100.60%
+ 90%	10.75%		90.60%
+ 80%	10.75%		80.60%
+ 70%	10.75%		70.60%
+ 60%	10.75%		60.60%
+ 50%	10.75%		50.60%
+ 40%	10.75%		40.60%
+ 30%	10.75%		30.60%
+ 20%	10.75%		20.60%
+ 10%	10.75%		10.60%
+ 5%	10.75%		5.60%

0%	10.75%		0.60%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.75%	5.75%	-4.40%
- 10%	10.75%	0.75%	-9.40%
- 20%	10.75%	-9.25%	-19.40%
- 30%	N/A	-19.25%	-29.40%
- 40%	N/A	-29.25%	-39.40%
- 50%	N/A	-39.25%	-49.40%
- 60%	N/A	-49.25%	-59.40%
- 70%	N/A	-59.25%	-69.40%
- 80%	N/A	-69.25%	-79.40%
- 90%	N/A	-79.25%	-89.40%
- 100%	N/A	-89.25%	-99.40%

E*TRADE Financial Corporation

According to publicly available information, E*TRADE Financial Corporation (the “Company”) is a global financial services company, offering a wide range of financial solutions to retail and institutional customers under the brand “E*TRADE Financial.” Its corporate offices are located at 135 East 57th Street, New York, New York 10022. The Company was incorporated in California in 1982 and reincorporated in Delaware in July 1996. The Company has approximately 4,100 employees. It operates directly and through numerous subsidiaries many of which are overseen by governmental and self-regulatory organizations. The Company primarily provides services through its website at www.etrade.com. It also provides services through its network of customer service representatives, relationship managers and investment advisors. The Company provides these services over the phone or in person through its 24 E*TRADE Financial Centers.

The linked share’s SEC file number is 001-11921.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	NA	NA	NA
September 30, 2005	NA	NA	NA
December 30, 2005	NA	NA	NA
March 31, 2006	NA	NA	NA
June 30, 2006	NA	NA	NA
September 29, 2006	NA	NA	NA
December 29, 2006	$22.95	$22.36	$22.42
March 30, 2007	$26.08	$21.12	$21.22
May 24, 2007*	$23.75	$20.83	$22.63

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 24, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ETFC

Initial price: $22.63

Protection level: 80.00%

Protection price: $18.10

Physical delivery amount: 44 ($1,000/Initial price)

Fractional shares: 0.189129

Coupon: 9.00% per annum

Maturity: May 29, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

F5 Networks, Inc.

According to publicly available information, F5 Networks, Inc. (the “Company”) provides products and services to help companies efficiently and securely manage their Internet Protocol (IP) traffic. Internet traffic between servers running applications and clients using these applications passes through the Company’s products where the content is inspected to ensure that it is safe and modified as necessary to ensure that it is delivered securely and in a way that optimizes the performance of both the network and the applications. The Company also offers a broad range of services such as consulting, training, installation, maintenance, and other technical support services.

The linked share’s SEC file number is: 000-26041.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$19.20	$3.75	$17.57
September 28, 2001	$18.50	$8.51	$9.28
December 31, 2001	$28.73	$7.00	$21.54
March 29, 2002	$27.23	$17.78	$23.24
June 28, 2002	$23.86	$7.31	$9.78
September 30, 2002	$15.48	$7.13	$7.55
December 31, 2002	$15.15	$6.40	$10.74
March 31, 2003	$15.50	$10.70	$12.63
June 30, 2003	$18.86	$12.15	$16.85
September 30, 2003	$21.85	$16.20	$19.24
December 31, 2003	$27.45	$19.25	$25.10
March 31, 2004	$39.21	$25.13	$33.85
June 30, 2004	$35.60	$21.85	$26.48
September 30, 2004	$31.28	$21.40	$30.46
December 31, 2004	$49.79	$30.49	$48.72
March 31, 2005	$59.12	$41.25	$50.49
June 30, 2005	$54.00	$41.43	$47.24
September 30, 2005	$51.24	$35.34	$43.47
December 30, 2005	$58.50	$39.50	$57.19
March 31, 2006	$74.00	$56.20	$72.49
June 30, 2006	$72.93	$42.22	$53.48
September 29, 2006	$60.85	$40.55	$53.72
December 29, 2006	$78.55	$52.30	$74.21
March 30, 2007	$80.85	$66.55	$66.68
May 24, 2007*	$80.45	$64.43	$75.99

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 24, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FFIV

Initial price: $75.99

Protection level: 75.00%

Protection price: $56.99

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.159626

Coupon: 11.00% per annum

Maturity: May 29, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.00%		100.00%
+ 90%	11.00%		90.00%
+ 80%	11.00%		80.00%
+ 70%	11.00%		70.00%
+ 60%	11.00%		60.00%
+ 50%	11.00%		50.00%
+ 40%	11.00%		40.00%
+ 30%	11.00%		30.00%
+ 20%	11.00%		20.00%
+ 10%	11.00%		10.00%
+ 5%	11.00%		5.00%

0%	11.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.00%	6.00%	-5.00%
- 10%	11.00%	1.00%	-10.00%
- 20%	11.00%	-9.00%	-20.00%
- 30%	N/A	-19.00%	-30.00%
- 40%	N/A	-29.00%	-40.00%
- 50%	N/A	-39.00%	-50.00%
- 60%	N/A	-49.00%	-60.00%
- 70%	N/A	-59.00%	-70.00%
- 80%	N/A	-69.00%	-80.00%
- 90%	N/A	-79.00%	-90.00%
- 100%	N/A	-89.00%	-100.00%

Frontier Oil Corporation

According to publicly available information, Frontier Oil Corporation (the “Company”) is an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products. The Company operates refineries in Cheyenne, Wyoming and El Dorado, Kansas with a total annual average crude oil capacity of approximately 162,000 barrels per day. The Company also owns a 34.72% interest in a crude oil pipeline in Wyoming and a 50% interest in two crude oil tanks in Guernsey, Wyoming.

The linked share’s SEC file number is 001-07627.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$4.19	$1.89	$3.31
September 28, 2001	$4.50	$2.70	$4.29
December 31, 2001	$5.06	$3.66	$4.16
March 29, 2002	$5.48	$3.99	$5.37
June 28, 2002	$5.69	$3.67	$4.40
September 30, 2002	$4.38	$2.87	$3.10
December 31, 2002	$4.40	$2.67	$4.31
March 31, 2003	$4.56	$3.50	$4.28
June 30, 2003	$4.54	$3.77	$3.80
September 30, 2003	$4.04	$3.48	$3.68
December 31, 2003	$4.45	$3.70	$4.31
March 31, 2004	$4.96	$4.02	$4.85
June 30, 2004	$5.30	$4.25	$5.30
September 30, 2004	$5.93	$4.56	$5.90
December 31, 2004	$6.73	$5.56	$6.67
March 31, 2005	$9.23	$5.98	$9.07
June 30, 2005	$14.91	$9.23	$14.68
September 30, 2005	$23.04	$13.42	$22.18
December 30, 2005	$22.94	$15.78	$18.77
March 31, 2006	$30.53	$19.02	$29.68
June 30, 2006	$32.95	$23.75	$32.40
September 29, 2006	$37.60	$24.33	$26.58
December 29, 2006	$32.99	$24.01	$28.74
March 30, 2007	$33.75	$25.47	$32.64
May 24, 2007*	$38.75	$31.96	$37.13

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 24, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FTO

Initial price: $37.13

Protection level: 75.00%

Protection price: $27.85

Physical delivery amount: 26 ($1,000/Initial price)

Fractional shares: 0.932400

Coupon: 10.75% per annum

Maturity: May 29, 2008

Dividend yield: 0.32% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.75%		100.32%
+ 90%	10.75%		90.32%
+ 80%	10.75%		80.32%
+ 70%	10.75%		70.32%
+ 60%	10.75%		60.32%
+ 50%	10.75%		50.32%
+ 40%	10.75%		40.32%
+ 30%	10.75%		30.32%
+ 20%	10.75%		20.32%
+ 10%	10.75%		10.32%
+ 5%	10.75%		5.32%

0%	10.75%		0.32%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.75%	5.75%	-4.68%
- 10%	10.75%	0.75%	-9.68%
- 20%	10.75%	-9.25%	-19.68%
- 30%	N/A	-19.25%	-29.68%
- 40%	N/A	-29.25%	-39.68%
- 50%	N/A	-39.25%	-49.68%
- 60%	N/A	-49.25%	-59.68%
- 70%	N/A	-59.25%	-69.68%
- 80%	N/A	-69.25%	-79.68%
- 90%	N/A	-79.25%	-89.68%
- 100%	N/A	-89.25%	-99.68%

Intel Corporation

According to publicly available information, Intel Corporation (the “Company”) is a semiconductor chip maker that developes advanced integrated digital technology platforms and components, primarily integrated circuits, for the computing and communications industries. Integrated circuits are semiconductor chips etched with interconnected electronic switches. The Company offers products at various levels of integration, allowing its customers flexibility to create advanced computing and communications systems and products. The Company’s products include chips, boards, and other semiconductor products that are the building blocks integral to computers, servers, handheld devices, and networking and communications products. Its component-level products consist of integrated circuits used to process information, including microprocessors, chipsets, and flash memory. The Company was incorporated in California in 1968 and reincorporated in Delaware in 1989.

The linked share’s SEC file number is 000-06217.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$32.57	$22.25	$29.25
September 28, 2001	$32.23	$18.96	$20.44
December 31, 2001	$34.85	$19.08	$31.45
March 29, 2002	$36.78	$28.50	$30.41
June 28, 2002	$31.45	$17.45	$18.27
September 30, 2002	$19.88	$12.95	$13.89
December 31, 2002	$22.09	$12.95	$15.57
March 31, 2003	$19.01	$14.88	$16.28
June 30, 2003	$22.92	$16.28	$20.78
September 30, 2003	$29.38	$20.51	$27.51
December 31, 2003	$34.50	$27.59	$32.20
March 31, 2004	$34.60	$26.03	$27.20
June 30, 2004	$29.01	$25.61	$27.60
September 30, 2004	$27.48	$19.64	$20.06
December 31, 2004	$24.99	$20.22	$23.39
March 31, 2005	$25.47	$21.89	$23.23
June 30, 2005	$27.75	$21.94	$26.06
September 30, 2005	$28.84	$23.82	$24.65
December 30, 2005	$27.49	$22.53	$24.96
March 31, 2006	$26.63	$19.31	$19.46
June 30, 2006	$20.27	$16.75	$18.95
September 29, 2006	$20.95	$16.93	$20.57
December 29, 2006	$22.41	$20.04	$20.25
March 30, 2007	$22.30	$18.75	$19.13
May 24, 2007*	$23.14	$19.03	$21.97

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 24, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: INTC

Initial price: $21.97

Protection level: 85.00%

Protection price: $18.67

Physical delivery amount: 45 ($1,000/Initial price)

Fractional shares: 0.516614

Coupon: 9.25% per annum

Maturity: May 29, 2008

Dividend yield: 1.93% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		101.93%
+ 90%	9.25%		91.93%
+ 80%	9.25%		81.93%
+ 70%	9.25%		71.93%
+ 60%	9.25%		61.93%
+ 50%	9.25%		51.93%
+ 40%	9.25%		41.93%
+ 30%	9.25%		31.93%
+ 20%	9.25%		21.93%
+ 10%	9.25%		11.93%
+ 5%	9.25%		6.93%

0%	9.25%		1.93%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-3.07%
- 10%	9.25%	-0.75%	-8.07%
- 20%	N/A	-10.75%	-18.07%
- 30%	N/A	-20.75%	-28.07%
- 40%	N/A	-30.75%	-38.07%
- 50%	N/A	-40.75%	-48.07%
- 60%	N/A	-50.75%	-58.07%
- 70%	N/A	-60.75%	-68.07%
- 80%	N/A	-70.75%	-78.07%
- 90%	N/A	-80.75%	-88.07%
- 100%	N/A	-90.75%	-98.07%

Joy Global Inc.

According to publicly available information, Joy Global Inc. (the “Company”) is a manufacturer and servicer of high productivity mining equipment for the extraction of coal and other minerals and ores. The Company’s equipment is used in major mining regions throughout the world to mine coal, copper, iron ore, oil sands and other minerals. The Company operates in two business segments: underground mining machinery (Joy Mining Machinery or “Joy”) and surface mining equipment (P&H Mining Equipment or “P&H”). Joy manufactures underground mining equipment for the extraction of coal and other bedded minerals and offers service locations near major mining regions worldwide. It has facilities in Australia, South Africa, the United Kingdom, and the United States as well as sales offices and service facilities in China, India, Poland, and Russia. Joy products include: continuous miners; longwall shearers; powered roof supports; armored face conveyors; shuttle cars; flexible conveyor trains; complete longwall mining systems (consisting of powered roof supports, an armored face conveyor and a longwall shearer); and roof bolters. Joy also maintains a network of service and replacement parts distribution centers to rebuild and service equipment and to sell replacement parts in support of its installed base. P&H produces surface mining equipment for the extraction of ores and minerals and provides operational support for many types of equipment used in surface mining. P&H products include electric mining shovels and rotary blasthole drills and walking draglines for open-pit mining operations. P&H has facilities in Australia, Brazil, Canada, Chile, China, South Africa, and the United States, as well as sales offices in India, Mexico, Peru, Russia, the United Kingdom and Venezuela. P&H products are used in mining copper, coal, iron ore, oil sands, silver, gold, diamonds, phosphate, and other minerals and ores.

The linked share’s SEC file number is 1-9299.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	$8.64	$6.11	$6.60
December 31, 2001	$8.04	$6.36	$7.47
March 29, 2002	$7.97	$6.16	$7.24
June 28, 2002	$7.95	$6.53	$7.71
September 30, 2002	$7.56	$3.65	$3.69
December 31, 2002	$5.44	$3.40	$5.00
March 31, 2003	$5.85	$4.41	$4.81
June 30, 2003	$7.28	$4.70	$6.56
September 30, 2003	$7.69	$6.13	$6.98
December 31, 2003	$11.89	$7.22	$11.62
March 31, 2004	$13.32	$11.00	$12.48
June 30, 2004	$13.56	$10.44	$13.31
September 30, 2004	$15.69	$11.97	$15.28
December 31, 2004	$19.86	$14.38	$19.30
March 31, 2005	$26.17	$17.18	$23.37
June 30, 2005	$25.80	$19.85	$22.39
September 30, 2005	$34.04	$22.03	$33.64
December 30, 2005	$41.94	$27.00	$40.00
March 31, 2006	$61.91	$41.57	$59.77
June 30, 2006	$72.23	$44.75	$52.09
September 29, 2006	$53.80	$31.32	$37.61
December 29, 2006	$50.77	$35.59	$48.34
March 30, 2007	$55.80	$40.36	$42.90
May 24, 2007*	$54.75	$42.43	$50.64

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 24, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JOYG

Initial price: $50.64

Protection level: 75.00%

Protection price: $37.98

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.747235

Coupon: 11.75% per annum

Maturity: May 29, 2008

Dividend yield: 1.04% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.75%		101.04%
+ 90%	11.75%		91.04%
+ 80%	11.75%		81.04%
+ 70%	11.75%		71.04%
+ 60%	11.75%		61.04%
+ 50%	11.75%		51.04%
+ 40%	11.75%		41.04%
+ 30%	11.75%		31.04%
+ 20%	11.75%		21.04%
+ 10%	11.75%		11.04%
+ 5%	11.75%		6.04%

0%	11.75%		1.04%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.75%	6.75%	-3.96%
- 10%	11.75%	1.75%	-8.96%
- 20%	11.75%	-8.25%	-18.96%
- 30%	N/A	-18.25%	-28.96%
- 40%	N/A	-28.25%	-38.96%
- 50%	N/A	-38.25%	-48.96%
- 60%	N/A	-48.25%	-58.96%
- 70%	N/A	-58.25%	-68.96%
- 80%	N/A	-68.25%	-78.96%
- 90%	N/A	-78.25%	-88.96%
- 100%	N/A	-88.25%	-98.96%

Nordstrom, Inc.

According to publicly available information, Nordstrom, Inc. (the “Company”) is incorporated in the state of Washington in 1946 as the successor to a retail shoe business that started in 1901. The Company is one of the nation’s leading fashion specialty retailers, with 155 U.S. stores located in 27 states. The west coast and east coast are the areas in which the Company has the largest presence.

The linked share’s SEC file number is 001-15059.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$9.60	$7.89	$9.28
September 28, 2001	$11.49	$6.91	$7.23
December 31, 2001	$10.70	$6.96	$10.12
March 29, 2002	$13.15	$9.83	$12.25
June 28, 2002	$13.44	$10.76	$11.33
September 30, 2002	$11.50	$8.23	$8.97
December 31, 2002	$11.20	$7.55	$9.49
March 31, 2003	$9.81	$8.03	$8.10
June 30, 2003	$9.94	$7.89	$9.76
September 30, 2003	$13.25	$9.66	$12.41
December 31, 2003	$17.75	$12.41	$17.15
March 31, 2004	$20.57	$16.55	$19.95
June 30, 2004	$22.50	$17.43	$21.31
September 30, 2004	$22.89	$18.03	$19.12
December 31, 2004	$23.66	$19.10	$23.37
March 31, 2005	$27.86	$22.72	$27.69
June 30, 2005	$35.10	$24.45	$33.99
September 30, 2005	$37.49	$30.96	$34.32
December 30, 2005	$38.85	$30.72	$37.40
March 31, 2006	$42.90	$36.31	$39.18
June 30, 2006	$41.15	$33.41	$36.50
September 29, 2006	$43.99	$31.77	$42.30
December 29, 2006	$51.40	$42.11	$49.34
March 30, 2007	$59.70	$49.35	$52.94
May 24, 2007*	$56.96	$51.28	$51.57

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 24, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JWN

Initial price: $51.57

Protection level: 80.00%

Protection price: $41.26

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.391119

Coupon: 8.75% per annum

Maturity: May 29, 2008

Dividend yield: 0.87% per annum

Coupon amount per monthly: $7.29

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		100.87%
+ 90%	8.75%		90.87%
+ 80%	8.75%		80.87%
+ 70%	8.75%		70.87%
+ 60%	8.75%		60.87%
+ 50%	8.75%		50.87%
+ 40%	8.75%		40.87%
+ 30%	8.75%		30.87%
+ 20%	8.75%		20.87%
+ 10%	8.75%		10.87%
+ 5%	8.75%		5.87%

0%	8.75%		0.87%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-4.13%
- 10%	8.75%	-1.25%	-9.13%
- 20%	8.75%	-11.25%	-19.13%
- 30%	N/A	-21.25%	-29.13%
- 40%	N/A	-31.25%	-39.13%
- 50%	N/A	-41.25%	-49.13%
- 60%	N/A	-51.25%	-59.13%
- 70%	N/A	-61.25%	-69.13%
- 80%	N/A	-71.25%	-79.13%
- 90%	N/A	-81.25%	-89.13%
- 100%	N/A	-91.25%	-99.13%

Lyondell Chemical Company

According to publicly available information, Lyondell Chemical Company (the “Company”) is one of the world’s largest chemical companies, with approximately $18 billion in assets as of December 31, 2006. The Company is a leading global manufacturer of chemicals and plastics, a refiner of heavy, high-sulfur crude oil and a significant producer of fuel products. The Company operates in four reportable business segments. The Company’s ethylene, co-products and derivatives business segment produces ethylene, its co-products and derivatives. The ethylene, co-products and derivatives business segment also produces derivatives, primarily polyethylene, ethylene oxide (“EO”), ethylene glycol (“EG”) and other EO derivatives, as well as ethanol and polypropylene. In addition, this segment produces fuel products, such as methyl tertiary butyl ether (“MTBE”) and alkylate, and also produces acetyls, such as vinyl acetate monomer (“VAM”), acetic acid and methanol. The Company’s propylene oxide (“PO”) and related products business segment produces PO and its co-products, PO derivatives and toluene diisocyanate (“TDI”). The Company’s refining business segment produces refined petroleum products, including gasoline, ultra low sulfur diesel, jet fuel, lubricants and aromatics, which include benzene, toluene, paraxylene and orthoxylene. The Company’s inorganic chemicals business segment primarily produces titanium dioxide (“TiO2”). The segment also produces titanium tetrachloride (“TiCl4”), titanyl sulfate (“TiOSO4”), ultra-fine TiO2 and other inorganic chemicals.

The linked share’s SEC file number is 1-10145.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$17.65	$13.94	$15.38
September 28, 2001	$15.40	$9.45	$11.45
December 31, 2001	$15.93	$10.90	$14.33
March 29, 2002	$17.59	$12.07	$16.61
June 28, 2002	$17.47	$13.85	$15.10
September 30, 2002	$15.25	$11.15	$11.94
December 31, 2002	$14.83	$10.33	$12.64
March 31, 2003	$14.46	$10.96	$13.95
June 30, 2003	$16.12	$13.50	$13.53
September 30, 2003	$16.10	$12.53	$12.78
December 31, 2003	$17.10	$12.45	$16.95
March 31, 2004	$19.14	$14.58	$14.84
June 30, 2004	$17.64	$14.80	$17.39
September 30, 2004	$22.69	$16.51	$22.46
December 31, 2004	$29.59	$20.90	$28.92
March 31, 2005	$35.65	$26.89	$27.92
June 30, 2005	$28.87	$22.44	$26.42
September 30, 2005	$29.81	$24.85	$28.62
December 30, 2005	$29.00	$23.36	$23.82
March 31, 2006	$25.36	$18.90	$19.90
June 30, 2006	$26.27	$19.56	$22.66
September 29, 2006	$26.14	$20.99	$25.37
December 29, 2006	$27.60	$23.50	$25.57
March 30, 2007	$33.58	$24.10	$29.97
May 24, 2007*	$38.36	$29.91	$35.90

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 24, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LYO

Initial price: $35.90

Protection level: 80.00%

Protection price: $28.72

Physical delivery amount: 27 ($1,000/Initial price)

Fractional shares: 0.855153

Coupon: 10.00% per annum

Maturity: May 29, 2008

Dividend yield: 2.51% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		102.51%
+ 90%	10.00%		92.51%
+ 80%	10.00%		82.51%
+ 70%	10.00%		72.51%
+ 60%	10.00%		62.51%
+ 50%	10.00%		52.51%
+ 40%	10.00%		42.51%
+ 30%	10.00%		32.51%
+ 20%	10.00%		22.51%
+ 10%	10.00%		12.51%
+ 5%	10.00%		7.51%

0%	10.00%		2.51%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-2.49%
- 10%	10.00%	0.00%	-7.49%
- 20%	10.00%	-10.00%	-17.49%
- 30%	N/A	-20.00%	-27.49%
- 40%	N/A	-30.00%	-37.49%
- 50%	N/A	-40.00%	-47.49%
- 60%	N/A	-50.00%	-57.49%
- 70%	N/A	-60.00%	-67.49%
- 80%	N/A	-70.00%	-77.49%
- 90%	N/A	-80.00%	-87.49%
- 100%	N/A	-90.00%	-97.49%

Monsanto Company

According to publicly available information, Monsanto Company, (the “Company”) is a global provider of agricultural products for farmers. The Company’s business consists of two segments: Seeds and Genomics and Agricultural Productivity. The Seeds and Genomics segment produces the seed brands DEKALB, Asgrow, Seminis and Stoneville and develops biotechnology traits that assist farmers in controlling insects and weeds. The Agricultural Productivity segment manufactures Roundup brand herbicides and other herbicides and provides lawn-and-garden herbicide products for the residential market and animal agricultural products focused on improving dairy cow productivity and swine genetics.

The linked share’s SEC file number is 001-16167.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$19.23	$14.40	$18.50
September 28, 2001	$19.40	$15.45	$16.87
December 31, 2001	$18.95	$14.30	$16.90
March 29, 2002	$16.98	$14.70	$15.80
June 28, 2002	$17.00	$8.82	$8.90
September 30, 2002	$9.75	$6.63	$7.65
December 31, 2002	$10.30	$6.85	$9.63
March 31, 2003	$9.94	$6.78	$8.20
June 30, 2003	$11.30	$7.85	$10.82
September 30, 2003	$13.25	$10.43	$11.97
December 31, 2003	$14.45	$11.54	$14.39
March 31, 2004	$18.38	$14.04	$18.34
June 30, 2004	$19.25	$15.68	$19.25
September 30, 2004	$19.00	$17.08	$18.21
December 31, 2004	$28.22	$17.70	$27.78
March 31, 2005	$32.50	$25.05	$32.25
June 30, 2005	$34.40	$27.83	$31.44
September 30, 2005	$34.58	$27.80	$31.38
December 30, 2005	$39.93	$28.19	$38.77
March 31, 2006	$44.18	$39.12	$42.38
June 30, 2006	$44.88	$37.92	$42.10
September 29, 2006	$48.45	$40.93	$47.01
December 29, 2006	$53.49	$42.75	$52.53
March 30, 2007	$57.08	$49.10	$54.96
May 24, 2007*	$63.90	$54.34	$59.82

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 24, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MON

Initial price: $59.82

Protection level: 85.00%

Protection price: $50.85

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.716817

Coupon: 9.00% per annum

Maturity: May 29, 2008

Dividend yield: 0.75% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.75%
+ 90%	9.00%		90.75%
+ 80%	9.00%		80.75%
+ 70%	9.00%		70.75%
+ 60%	9.00%		60.75%
+ 50%	9.00%		50.75%
+ 40%	9.00%		40.75%
+ 30%	9.00%		30.75%
+ 20%	9.00%		20.75%
+ 10%	9.00%		10.75%
+ 5%	9.00%		5.75%

0%	9.00%		0.75%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.25%
- 10%	9.00%	-1.00%	-9.25%
- 20%	N/A	-11.00%	-19.25%
- 30%	N/A	-21.00%	-29.25%
- 40%	N/A	-31.00%	-39.25%
- 50%	N/A	-41.00%	-49.25%
- 60%	N/A	-51.00%	-59.25%
- 70%	N/A	-61.00%	-69.25%
- 80%	N/A	-71.00%	-79.25%
- 90%	N/A	-81.00%	-89.25%
- 100%	N/A	-91.00%	-99.25%

Murphy Oil Corporation

According to publicly available information, Murphy Oil Corporation (the “Company”) is a worldwide oil and gas exploration and production company with refining and marketing operations in North America and the United Kingdom. The Company was originally incorporated in Louisiana in 1950 as Murphy Corporation. It was reincorporated in Delaware in 1964, at which time it adopted the name Murphy Oil Corporation, and was reorganized in 1983 to operate primarily as a holding company of its various businesses.

During 2006, the Company’s principal exploration and production activities were conducted in the United States by wholly owned Murphy Exploration & Production Company – USA, in Ecuador, Malaysia and the Republic of the Congo by wholly owned Murphy Exploration & Production Company – International and its subsidiaries, in western Canada and offshore eastern Canada by wholly owned Murphy Oil Company Ltd. and its subsidiaries, and in the U.K. North Sea and the Atlantic Margin by wholly owned Murphy Petroleum Limited. The Company’s crude oil and natural gas liquids production in 2006 was in the United States, Canada, the United Kingdom, Malaysia and Ecuador; its natural gas was produced and sold in the United States, Canada and the United Kingdom. Murphy Oil Company Ltd. owns a 5% undivided interest in Syncrude Canada Ltd. in northern Alberta, the world’s largest producer of synthetic crude oil. On November 15, 2006, the Company announced a reorganization to centralize its exploration and production management team in Houston, Texas in 2007, at which time Murphy Expro-USA’s office in New Orleans, Louisiana will be closed.

The linked share’s SEC file number is: 1-8590.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$21.96	$16.71	$18.40
September 28, 2001	$21.43	$16.64	$18.09
December 31, 2001	$21.25	$17.00	$21.01
March 29, 2002	$24.09	$19.13	$24.00
June 28, 2002	$24.85	$20.48	$20.63
September 30, 2002	$22.00	$15.95	$20.52
December 31, 2002	$23.30	$18.85	$21.43
March 31, 2003	$22.80	$19.27	$22.09
June 30, 2003	$26.92	$20.34	$26.30
September 30, 2003	$30.35	$23.42	$29.38
December 31, 2003	$34.35	$28.55	$32.66
March 31, 2004	$33.55	$28.50	$31.49
June 30, 2004	$36.98	$30.92	$36.85
September 30, 2004	$43.58	$34.84	$43.39
December 31, 2004	$43.69	$38.05	$40.23
March 31, 2005	$52.70	$37.80	$49.37
June 30, 2005	$55.30	$41.89	$52.23
September 30, 2005	$56.50	$48.65	$49.87
December 30, 2005	$56.09	$41.47	$53.99
March 31, 2006	$60.11	$44.73	$49.82
June 30, 2006	$56.51	$47.19	$55.86
September 29, 2006	$57.61	$45.01	$47.55
December 29, 2006	$54.69	$44.89	$50.85
March 30, 2007	$54.91	$45.66	$53.40
May 24, 2007*	$61.44	$52.87	$58.31

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 24, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MUR

Initial price: $58.31

Protection level: 80.00%

Protection price: $46.65

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.149717

Coupon: 9.00% per annum

Maturity: May 29, 2008

Dividend yield: 1.03% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.03%
+ 90%	9.00%		91.03%
+ 80%	9.00%		81.03%
+ 70%	9.00%		71.03%
+ 60%	9.00%		61.03%
+ 50%	9.00%		51.03%
+ 40%	9.00%		41.03%
+ 30%	9.00%		31.03%
+ 20%	9.00%		21.03%
+ 10%	9.00%		11.03%
+ 5%	9.00%		6.03%

0%	9.00%		1.03%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.97%
- 10%	9.00%	-1.00%	-8.97%
- 20%	9.00%	-11.00%	-18.97%
- 30%	N/A	-21.00%	-28.97%
- 40%	N/A	-31.00%	-38.97%
- 50%	N/A	-41.00%	-48.97%
- 60%	N/A	-51.00%	-58.97%
- 70%	N/A	-61.00%	-68.97%
- 80%	N/A	-71.00%	-78.97%
- 90%	N/A	-81.00%	-88.97%
- 100%	N/A	-91.00%	-98.97%

The Nasdaq Stock Market, Inc.

According to publicly available information, The Nasdaq Stock Market, Inc. (the “Company”) is a provider of securities listing, trading, and information products and services. The Company operates The Nasdaq Stock Market. As of December 31, 2006, the Company was home to approximately 3,193 listed companies with a combined market capitalization of over $4.1 trillion. The Company also operates The Nasdaq Market Center, which provides its market participants with the ability to access, process, display and integrate orders and quotes in The Nasdaq Stock Market and other national stock exchanges.

The Company was founded in 1971 as a wholly-owned subsidiary of National Association of Securities Dealers, Inc., or NASD, which operates subject to the oversight of the U.S. Securities and Exchange Commission. On January 13, 2006, the SEC approved the Company’s application for registration as a national securities exchange.

The linked share’s SEC file number is 000-32651.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	$11.86	$9.35	$10.70
June 30, 2005	$20.00	$9.81	$18.86
September 30, 2005	$25.75	$18.80	$25.35
December 30, 2005	$45.23	$25.40	$35.18
March 31, 2006	$46.70	$34.83	$40.04
June 30, 2006	$44.63	$23.91	$29.90
September 29, 2006	$32.49	$25.34	$30.24
December 29, 2006	$42.37	$28.90	$30.79
March 30, 2007	$37.45	$26.57	$29.41
May 24, 2007*	$34.95	$29.08	$33.98

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 24, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NDAQ

Initial price: $33.98

Protection level: 75.00%

Protection price: $25.49

Physical delivery amount: 29 ($1,000/Initial price)

Fractional shares: 0.429076

Coupon: 10.25% per annum

Maturity: May 29, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		100.00%
+ 90%	10.25%		90.00%
+ 80%	10.25%		80.00%
+ 70%	10.25%		70.00%
+ 60%	10.25%		60.00%
+ 50%	10.25%		50.00%
+ 40%	10.25%		40.00%
+ 30%	10.25%		30.00%
+ 20%	10.25%		20.00%
+ 10%	10.25%		10.00%
+ 5%	10.25%		5.00%

0%	10.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-5.00%
- 10%	10.25%	0.25%	-10.00%
- 20%	10.25%	-9.75%	-20.00%
- 30%	N/A	-19.75%	-30.00%
- 40%	N/A	-29.75%	-40.00%
- 50%	N/A	-39.75%	-50.00%
- 60%	N/A	-49.75%	-60.00%
- 70%	N/A	-59.75%	-70.00%
- 80%	N/A	-69.75%	-80.00%
- 90%	N/A	-79.75%	-90.00%
- 100%	N/A	-89.75%	-100.00%

Netflix, Inc.

According to publicly available information, Netflix, Inc. (the “Company”) is an online movie rental subscription service providing more than 6,300,000 subscribers access to a comprehensive library of more than 70,000 movie, television and other filmed entertainment titles. The Company offers a variety of subscription plans, starting at $4.99 a month. There are no due dates, no late fees and no shipping fees. Subscribers select titles at the Company’s website aided by its proprietary recommendation service, receive them on DVD by U.S. mail and return them to the Company at their convenience using its prepaid mailers. After a DVD has been returned, the Company mails the next available DVD in a subscriber’s queue.

The linked share’s SEC file number is 000-49802.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	$8.70	$5.90	$7.00
September 30, 2002	$9.10	$4.83	$4.85
December 31, 2002	$6.50	$2.43	$5.51
March 31, 2003	$11.17	$5.34	$10.18
June 30, 2003	$13.18	$9.03	$12.78
September 30, 2003	$20.12	$11.28	$16.81
December 31, 2003	$30.50	$16.70	$27.35
March 31, 2004	$39.77	$26.90	$34.12
June 30, 2004	$38.62	$25.17	$35.95
September 30, 2004	$36.07	$13.85	$15.42
December 31, 2004	$19.60	$9.25	$12.33
March 31, 2005	$13.12	$8.91	$10.85
June 30, 2005	$19.27	$10.51	$16.41
September 30, 2005	$26.65	$16.00	$25.99
December 30, 2005	$30.25	$22.55	$27.06
March 31, 2006	$29.92	$23.09	$28.99
June 30, 2006	$33.12	$25.80	$27.21
September 29, 2006	$27.56	$18.14	$22.78
December 29, 2006	$30.00	$21.95	$25.86
March 30, 2007	$26.80	$20.30	$23.19
May 24, 2007*	$24.99	$20.90	$22.54

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 24, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NFLX

Initial price: $22.54

Protection level: 70.00%

Protection price: $15.78

Physical delivery amount: 44 ($1,000/Initial price)

Fractional shares: 0.365572

Coupon: 11.00% per annum

Maturity: May 29, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.00%		100.00%
+ 90%	11.00%		90.00%
+ 80%	11.00%		80.00%
+ 70%	11.00%		70.00%
+ 60%	11.00%		60.00%
+ 50%	11.00%		50.00%
+ 40%	11.00%		40.00%
+ 30%	11.00%		30.00%
+ 20%	11.00%		20.00%
+ 10%	11.00%		10.00%
+ 5%	11.00%		5.00%

0%	11.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.00%	6.00%	-5.00%
- 10%	11.00%	1.00%	-10.00%
- 20%	11.00%	-9.00%	-20.00%
- 30%	11.00%	-19.00%	-30.00%
- 40%	N/A	-29.00%	-40.00%
- 50%	N/A	-39.00%	-50.00%
- 60%	N/A	-49.00%	-60.00%
- 70%	N/A	-59.00%	-70.00%
- 80%	N/A	-69.00%	-80.00%
- 90%	N/A	-79.00%	-90.00%
- 100%	N/A	-89.00%	-100.00%

National Oilwell Varco, Inc.

According to publicly available information, National Oilwell Varco, Inc. (the ”Company”) is a leading worldwide provider of equipment and components used in oil and gas drilling and production operations, oilfield services, and supply chain integration services to the upstream oil and gas industry. The Company conducts operations in over 600 locations across six continents.

On March 11, 2005, the Company acquired all of the outstanding shares of Varco International, Inc. with the issuance of 0.8363 shares of National-Oilwell, Inc. common stock for each Varco common share. The Company then changed its name from National-Oilwell, Inc. to National Oilwell Varco, Inc. The fiscal year ending December 31, 2006 represents the first full year of operations of the combined entities.

The Company’s principal executive offices are located at 10000 Richmond Avenue, Houston, Texas 77042, its telephone number is (713) 346-7500, and its Internet web site address is http://www.nov.com.

The linked share’s SEC file number is: 1-12317

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$39.99	$26.40	$26.80
September 28, 2001	$27.10	$12.40	$14.50
December 31, 2001	$21.71	$13.54	$20.61
March 29, 2002	$26.25	$16.43	$25.33
June 28, 2002	$28.81	$20.91	$21.05
September 30, 2002	$21.29	$15.19	$19.38
December 31, 2002	$23.31	$17.69	$21.84
March 31, 2003	$23.85	$19.15	$22.39
June 30, 2003	$24.85	$20.48	$22.00
September 30, 2003	$21.92	$17.71	$18.14
December 31, 2003	$23.44	$17.50	$22.36
March 31, 2004	$31.08	$21.66	$28.28
June 30, 2004	$31.74	$25.42	$31.49
September 30, 2004	$34.48	$27.94	$32.86
December 31, 2004	$37.38	$31.55	$35.29
March 31, 2005	$50.50	$33.08	$46.70
June 30, 2005	$49.20	$39.27	$47.54
September 30, 2005	$68.01	$46.24	$65.80
December 30, 2005	$67.40	$53.42	$62.70
March 31, 2006	$77.60	$55.78	$64.12
June 30, 2006	$72.99	$56.33	$63.32
September 29, 2006	$68.64	$54.87	$58.55
December 29, 2006	$68.60	$51.62	$61.18
March 30, 2007	$79.28	$53.76	$77.79
May 24, 2007*	$95.93	$76.55	$89.21

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 24, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NOV

Initial price: $89.21

Protection level: 75.00%

Protection price: $66.91

Physical delivery amount: 11 ($1,000/Initial price)

Fractional shares: 0.209506

Coupon: 9.25% per annum

Maturity: May 29, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		100.00%
+ 90%	9.25%		90.00%
+ 80%	9.25%		80.00%
+ 70%	9.25%		70.00%
+ 60%	9.25%		60.00%
+ 50%	9.25%		50.00%
+ 40%	9.25%		40.00%
+ 30%	9.25%		30.00%
+ 20%	9.25%		20.00%
+ 10%	9.25%		10.00%
+ 5%	9.25%		5.00%

0%	9.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-5.00%
- 10%	9.25%	-0.75%	-10.00%
- 20%	9.25%	-10.75%	-20.00%
- 30%	N/A	-20.75%	-30.00%
- 40%	N/A	-30.75%	-40.00%
- 50%	N/A	-40.75%	-50.00%
- 60%	N/A	-50.75%	-60.00%
- 70%	N/A	-60.75%	-70.00%
- 80%	N/A	-70.75%	-80.00%
- 90%	N/A	-80.75%	-90.00%
- 100%	N/A	-90.75%	-100.00%

Rowan Companies, Inc.

According to publicly available information, Rowan Companies, Inc. (the “Company”) is a provider of international and domestic contract drilling services. The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries. The Company provides contract drilling services utilizing a fleet of 21 self-elevating mobile offshore drilling platforms and 26 land drilling rigs. The Company’s drilling operations are conducted primarily in the Gulf of Mexico, the Middle East, the North Sea, Trinidad, offshore eastern Canada and in Texas, Louisiana and Oklahoma. In 2006, drilling operations generated revenues of $1,067.4 million and income from operations of $447.7 million.

The linked share’s SEC file number is 001-05491.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$33.89	$21.51	$22.10
September 28, 2001	$22.45	$11.10	$12.38
December 31, 2001	$20.14	$11.66	$19.37
March 29, 2002	$23.48	$16.04	$23.04
June 28, 2002	$27.03	$20.20	$21.45
September 30, 2002	$22.57	$16.36	$18.64
December 31, 2002	$24.60	$17.40	$22.70
March 31, 2003	$23.77	$17.70	$19.66
June 30, 2003	$25.90	$19.28	$22.40
September 30, 2003	$25.62	$20.80	$24.58
December 31, 2003	$26.72	$20.45	$23.17
March 31, 2004	$25.11	$20.61	$21.09
June 30, 2004	$24.70	$20.44	$24.33
September 30, 2004	$27.05	$21.71	$26.40
December 31, 2004	$27.26	$23.20	$25.90
March 31, 2005	$33.04	$24.57	$29.93
June 30, 2005	$31.57	$24.53	$29.71
September 30, 2005	$38.10	$29.01	$35.49
December 30, 2005	$39.25	$28.87	$35.64
March 31, 2006	$45.57	$36.16	$43.96
June 30, 2006	$48.11	$33.14	$35.59
September 29, 2006	$36.76	$29.76	$31.63
December 29, 2006	$37.55	$29.03	$33.20
March 30, 2007	$33.77	$29.48	$32.47
May 24, 2007*	$39.80	$32.56	$37.55

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 24, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RDC

Initial price: $37.55

Protection level: 80.00%

Protection price: $30.04

Physical delivery amount: 26 ($1,000/Initial price)

Fractional shares: 0.631158

Coupon: 9.25% per annum

Maturity: May 29, 2008

Dividend yield: 1.07% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		101.07%
+ 90%	9.25%		91.07%
+ 80%	9.25%		81.07%
+ 70%	9.25%		71.07%
+ 60%	9.25%		61.07%
+ 50%	9.25%		51.07%
+ 40%	9.25%		41.07%
+ 30%	9.25%		31.07%
+ 20%	9.25%		21.07%
+ 10%	9.25%		11.07%
+ 5%	9.25%		6.07%

0%	9.25%		1.07%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-3.93%
- 10%	9.25%	-0.75%	-8.93%
- 20%	9.25%	-10.75%	-18.93%
- 30%	N/A	-20.75%	-28.93%
- 40%	N/A	-30.75%	-38.93%
- 50%	N/A	-40.75%	-48.93%
- 60%	N/A	-50.75%	-58.93%
- 70%	N/A	-60.75%	-68.93%
- 80%	N/A	-70.75%	-78.93%
- 90%	N/A	-80.75%	-88.93%
- 100%	N/A	-90.75%	-98.93%

Research In Motion Limited

According to publicly available information, Research In Motion Limited (the “Company”) is a leading designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, the Company provides platforms and solutions for seamless access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. The Company’s technology also enables a broad array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data.

RIM’s portfolio of award-winning products, services and embedded technologies are used by thousands of organizations around the world and include the BlackBerry wireless platform, software development tools, and other software and hardware. Founded in 1984 and based in Waterloo, Ontario, RIM operates offices in North America, Europe and Asia Pacific.

The linked share’s SEC file number is: 0-29898

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$20.41	$7.75	$16.13
September 28, 2001	$16.75	$6.85	$8.04
December 31, 2001	$13.15	$7.00	$11.86
March 29, 2002	$14.78	$10.26	$13.89
June 28, 2002	$14.69	$5.30	$5.69
September 30, 2002	$7.96	$4.25	$4.71
December 31, 2002	$8.52	$4.18	$6.56
March 31, 2003	$8.02	$5.38	$6.53
June 30, 2003	$11.74	$6.38	$10.81
September 30, 2003	$19.54	$10.22	$19.10
December 31, 2003	$35.48	$18.52	$33.42
March 31, 2004	$50.83	$33.05	$46.66
June 30, 2004	$69.25	$42.52	$68.44
September 30, 2004	$77.43	$52.25	$76.34
December 31, 2004	$103.56	$72.17	$82.42
March 31, 2005	$83.64	$60.28	$76.42
June 30, 2005	$84.55	$61.89	$73.75
September 30, 2005	$82.49	$67.13	$68.40
December 30, 2005	$69.42	$51.00	$66.01
March 31, 2006	$90.53	$62.90	$84.88
June 30, 2006	$88.11	$61.03	$69.77
September 29, 2006	$104.50	$62.13	$102.66
December 29, 2006	$142.66	$98.76	$127.78
March 30, 2007	$147.05	$119.75	$136.49
May 24, 2007*	$163.13	$128.80	$159.89

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 24, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIMM

Initial price: $159.89

Protection level: 70.00%

Protection price: $111.92

Physical delivery amount: 6 ($1,000/Initial price)

Fractional shares: 0.254300

Coupon: 10.35% per annum

Maturity: May 29, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.63

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.35%		100.00%
+ 90%	10.35%		90.00%
+ 80%	10.35%		80.00%
+ 70%	10.35%		70.00%
+ 60%	10.35%		60.00%
+ 50%	10.35%		50.00%
+ 40%	10.35%		40.00%
+ 30%	10.35%		30.00%
+ 20%	10.35%		20.00%
+ 10%	10.35%		10.00%
+ 5%	10.35%		5.00%

0%	10.35%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.35%	5.35%	-5.00%
- 10%	10.35%	0.35%	-10.00%
- 20%	10.35%	-9.65%	-20.00%
- 30%	10.35%	-19.65%	-30.00%
- 40%	N/A	-29.65%	-40.00%
- 50%	N/A	-39.65%	-50.00%
- 60%	N/A	-49.65%	-60.00%
- 70%	N/A	-59.65%	-70.00%
- 80%	N/A	-69.65%	-80.00%
- 90%	N/A	-79.65%	-90.00%
- 100%	N/A	-89.65%	-100.00%

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2006, the Company employed approximately 70,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 1-4601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$34.63	$25.58	$26.33
September 28, 2001	$28.45	$20.42	$22.85
December 31, 2001	$28.37	$21.03	$27.48
March 29, 2002	$31.22	$24.58	$29.41
June 28, 2002	$29.90	$23.15	$23.25
September 30, 2002	$23.70	$17.93	$19.23
December 31, 2002	$23.43	$16.70	$21.05
March 31, 2003	$21.67	$17.82	$19.01
June 30, 2003	$25.08	$18.51	$23.79
September 30, 2003	$26.05	$22.25	$24.20
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
May 24, 2007*	$81.83	$68.25	$78.85

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 24, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $78.85

Protection level: 80.00%

Protection price: $63.08

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.682308

Coupon: 9.50% per annum

Maturity: May 29, 2008

Dividend yield: 0.70% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		100.70%
+ 90%	9.50%		90.70%
+ 80%	9.50%		80.70%
+ 70%	9.50%		70.70%
+ 60%	9.50%		60.70%
+ 50%	9.50%		50.70%
+ 40%	9.50%		40.70%
+ 30%	9.50%		30.70%
+ 20%	9.50%		20.70%
+ 10%	9.50%		10.70%
+ 5%	9.50%		5.70%

0%	9.50%		0.70%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-4.30%
- 10%	9.50%	-0.50%	-9.30%
- 20%	9.50%	-10.50%	-19.30%
- 30%	N/A	-20.50%	-29.30%
- 40%	N/A	-30.50%	-39.30%
- 50%	N/A	-40.50%	-49.30%
- 60%	N/A	-50.50%	-59.30%
- 70%	N/A	-60.50%	-69.30%
- 80%	N/A	-70.50%	-79.30%
- 90%	N/A	-80.50%	-89.30%
- 100%	N/A	-90.50%	-99.30%

SanDisk Corporation

According to publicly available information, SanDisk Corporation (the “Company”) designs, develops, markets and manufactures products and solutions in a variety of form factors using flash memory, controller, and firmware technologies. The Company sources the vast majority of their flash memory supply through its venture relationships with Toshiba that provide the Company with leading edge and low cost memory wafers. Its products are used in a wide range of consumer electronics devices such as digital cameras, mobile phones, Universal Serial Bus drives, or USB drives, gaming consoles, MP3 players and other digital devices. The Company’s products are also embedded in a variety of systems for the enterprise, industrial, military and other markets. Flash storage technology allows data to be stored in a low-power consumption format, as well as a durable and compact format that retains the data after the power has been turned off. On November 19, 2006, the Company closed the acquisition of msystems, Ltd., or msystems, an Israeli-based semiconductor company with a broad embedded NAND product portfolio, deep firmware expertise, and extensive OEM relationships.

The linked share’s SEC file number is 0-26734.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$15.00	$8.63	$13.95
September 28, 2001	$13.97	$4.31	$4.93
December 31, 2001	$9.15	$4.53	$7.20
March 29, 2002	$11.11	$6.22	$10.85
June 28, 2002	$11.70	$4.80	$6.20
September 30, 2002	$9.05	$5.53	$6.56
December 31, 2002	$14.60	$6.00	$10.15
March 31, 2003	$12.20	$7.40	$8.41
June 30, 2003	$21.10	$8.21	$20.18
September 30, 2003	$34.08	$19.75	$31.87
December 31, 2003	$43.15	$26.60	$30.57
March 31, 2004	$36.34	$23.49	$28.37
June 30, 2004	$33.25	$19.79	$21.69
September 30, 2004	$29.60	$19.29	$29.12
December 31, 2004	$31.95	$19.67	$24.97
March 31, 2005	$28.42	$20.25	$27.80
June 30, 2005	$29.03	$23.56	$23.73
September 30, 2005	$48.58	$23.41	$48.25
December 30, 2005	$65.49	$45.69	$62.82
March 31, 2006	$79.80	$52.16	$57.52
June 30, 2006	$66.20	$49.18	$50.98
September 29, 2006	$60.94	$37.34	$53.54
December 29, 2006	$62.24	$42.00	$43.03
March 30, 2007	$46.24	$35.82	$43.80
May 24, 2007*	$46.30	$41.48	$42.00

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 24, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SNDK

Initial price: $42.00

Protection level: 75.00%

Protection price: $31.50

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.809524

Coupon: 10.50% per annum

Maturity: May 29, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.50%		100.00%
+ 90%	10.50%		90.00%
+ 80%	10.50%		80.00%
+ 70%	10.50%		70.00%
+ 60%	10.50%		60.00%
+ 50%	10.50%		50.00%
+ 40%	10.50%		40.00%
+ 30%	10.50%		30.00%
+ 20%	10.50%		20.00%
+ 10%	10.50%		10.00%
+ 5%	10.50%		5.00%

0%	10.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-5.00%
- 10%	10.50%	0.50%	-10.00%
- 20%	10.50%	-9.50%	-20.00%
- 30%	N/A	-19.50%	-30.00%
- 40%	N/A	-29.50%	-40.00%
- 50%	N/A	-39.50%	-50.00%
- 60%	N/A	-49.50%	-60.00%
- 70%	N/A	-59.50%	-70.00%
- 80%	N/A	-69.50%	-80.00%
- 90%	N/A	-79.50%	-90.00%
- 100%	N/A	-89.50%	-100.00%

Urban Outfitters, Inc.

According to publicly available information, Urban Outfitters, Inc. (the “Company”) is an innovative lifestyle merchandising company that operates specialty retail stores under the Urban Outfitters, Anthropologie and Free People brands, as well as a wholesale segment under the Free People brand. The Company has over 35 years of experience creating and managing retail stores that offer highly differentiated collections of fashion apparel, accessories and home goods in inviting and dynamic store settings. In addition to its retail stores, the Company also offers its products and markets its brands directly to the consumer through its e-commerce web sites, www.urbanoutfitters.com, www.anthropologie.com, www.freepeople.com and www.urbanoutfitters.co.uk and also through the Urban Outfitters, Anthropologie and Free People catalogs. The Company has achieved compounded annual sales growth of approximately 29.0% over the past five years, with sales of approximately $1.2 billion in fiscal 2007.

The linked share’s SEC file number is: 000-22754.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$2.03	$1.23	$1.34
September 28, 2001	$2.16	$1.26	$1.40
December 31, 2001	$3.11	$1.34	$3.02
March 29, 2002	$3.44	$2.70	$2.92
June 28, 2002	$4.65	$2.62	$4.34
September 30, 2002	$4.44	$2.47	$3.04
December 31, 2002	$3.65	$2.21	$2.95
March 31, 2003	$3.14	$2.09	$2.81
June 30, 2003	$4.71	$2.78	$4.49
September 30, 2003	$6.79	$4.32	$6.52
December 31, 2003	$10.32	$6.56	$9.26
March 31, 2004	$12.13	$9.17	$12.02
June 30, 2004	$15.72	$11.06	$15.23
September 30, 2004	$17.91	$12.89	$17.20
December 31, 2004	$24.24	$17.02	$22.20
March 31, 2005	$24.63	$18.93	$23.99
June 30, 2005	$30.03	$21.32	$28.35
September 30, 2005	$31.48	$24.90	$29.40
December 30, 2005	$33.77	$25.20	$25.31
March 31, 2006	$29.89	$23.00	$24.54
June 30, 2006	$24.56	$15.95	$17.49
September 29, 2006	$18.88	$13.65	$17.69
December 29, 2006	$24.79	$17.00	$23.03
March 30, 2007	$27.15	$22.92	$26.51
May 24, 2007*	$27.75	$23.88	$24.77

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 24, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: URBN

Initial price: $24.77

Protection level: 75.00%

Protection price: $18.58

Physical delivery amount: 40 ($1,000/Initial price)

Fractional shares: 0.371417

Coupon: 11.00% per annum

Maturity: May 29, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.00%		100.00%
+ 90%	11.00%		90.00%
+ 80%	11.00%		80.00%
+ 70%	11.00%		70.00%
+ 60%	11.00%		60.00%
+ 50%	11.00%		50.00%
+ 40%	11.00%		40.00%
+ 30%	11.00%		30.00%
+ 20%	11.00%		20.00%
+ 10%	11.00%		10.00%
+ 5%	11.00%		5.00%

0%	11.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.00%	6.00%	-5.00%
- 10%	11.00%	1.00%	-10.00%
- 20%	11.00%	-9.00%	-20.00%
- 30%	N/A	-19.00%	-30.00%
- 40%	N/A	-29.00%	-40.00%
- 50%	N/A	-39.00%	-50.00%
- 60%	N/A	-49.00%	-60.00%
- 70%	N/A	-59.00%	-70.00%
- 80%	N/A	-69.00%	-80.00%
- 90%	N/A	-79.00%	-90.00%
- 100%	N/A	-89.00%	-100.00%